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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT: OCTOBER 28, 2002                     COMMISSION FILE NO. 1-12785
  (DATE OF EARLIEST EVENT REPORTED: OCTOBER 25, 2002)


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      31-1486870
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                                 (614) 249-7111
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



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ITEM 5.     OTHER EVENTS.

            On October 28, 2002, Nationwide Financial Services, Inc. (NFS) issued a press release reporting its financial results for the quarter ended September 30, 2002.

            On October 25, 2002, Fitch Ratings (Fitch) announced the lowering of the rating on NFS' senior debt from "A+" to "A" and the lowering of NFS' trust preferred securities rating from "A" to "A-". These rating actions are primarily a result of the recently announced acceleration in amortization of deferred policy acquisition costs. According to Fitch, the lowering of the debt rating places NFS in line with peer companies and reflects expected higher volatility in earnings going forward. Additionally, Fitch affirmed the "AA" ratings of Nationwide Life Insurance Company of America and Nationwide Life and Annuity Company of America, formerly known as Provident Mutual Life Insurance Company and Provident Mutual Life and Annuity Company, respectively, and simultaneously withdrew these ratings at the request of management.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c) Exhibits.

                Exhibit 99.1 Press release dated October 28, 2002 reporting financial results for the quarter ended September 30, 2002.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONWIDE FINANCIAL SERVICES, INC.
                                       -----------------------------------
                                       (Registrant)



Date: October 28, 2002         /s/ Mark R. Thresher
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                               Mark R. Thresher, Senior Vice President - Finance
                               (Chief Accounting Officer)